As filed with the Securities and Exchange Commission
                                on April 1, 1997


                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                               ------------------
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               ------------------

                             THERMOQUEST CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                               ------------------

                               Delaware                  77-0407461
              (State or other Jurisdiction of         (I.R.S.Employer
             Incorporation or Organization)       Identification Number)

                                   ------------------

                             355 River Oaks Parkway
                         San Jose, California 95134-1991
                                 (408) 577-1053
          (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               ------------------

                          Sandra L. Lambert, Secretary
                             ThermoQuest Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                             ThermoQuest Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                       Waltham, Massachusetts 02254-9046

                              ----------------------

             Approximate date  of commencement  of proposed  sale to  the
        public:   As soon as practicable after the Registration Statement
        has become effective.
PAGE

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.  [   ]

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ x ]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
        registration statement  for the  same  offering.   [       ]

        -------------

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
        [   ]
                ------------------

             If delivery  of  the  prospectus  is  expected  to  be  made
        pursuant to Rule 434, please check the following box.   [   ]


                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
          Title of   Amount to be  Maximum       Maximum         Amount
         Securities   registered    Offering    Aggregate        of
            to be                    Price       Offering   Registration
         registered                per Share      Price         Fee

        Common
        Stock,        1,768,500   $14.5625(1)  $25,753,781( $7,804.18(1)
        $.01 par                                    1)
        value
        per share

        (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the American Stock Exchange on March 27, 1997.


                               ------------------


        The Registrant hereby amends this Registration Statement on  such date or dates  as may be  necessary to delay  its effective  date until  the  Registrant  shall  file  a  further  amendment  which
PAGE
        specifically         states  that  this  Registration  Statement   shall
        thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                               ------------------
PAGE

        PROSPECTUS

                                1,768,500 Shares

                             THERMOQUEST CORPORATION

                                  Common Stock

             This Prospectus relates to 1,768,500 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of ThermoQuest Corporation (the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally acquired by the Selling Shareholders from the Company in a private placement of securities on March 24, 1997. See "Sale of Shares" and "Selling Shareholders."
                                  _____________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                                   SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  _____________

             None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel  or  other  advisers  to  the  Selling  Shareholders)  in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the

                                        2
PAGE

        Selling  Shareholders  against  certain  liabilities,   including
        liabilities under the Securities Act as underwriter or otherwise.

                                  _____________

             ThermoQuest is a majority-owned subsidiary of Thermo Instrument Systems Inc. ("Thermo Instrument"), which is a majority-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"). The Common Stock is traded on the American Stock Exchange under the symbol "TMQ". On March 27, 1997, the reported closing price of the Common Stock on the American Stock Exchange was $14.50 per share.

                                  _____________

        The date of this Prospectus is ____________________________, 1997







































                                        3
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





             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http:\\www.sec.gov). The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

             The Company has filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade


                                        4
PAGE

        Center, New York, New York, 10048 and at 500 West Madison Street, Chicago, Illinois, 60661.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, ThermoQuest Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).


                                   THE COMPANY

             The Company was incorporated in Delaware in June 1995 as a wholly owned subsidiary of Thermo Instrument. After the formation of the Company, Thermo Instrument transferred to the Company all of the assets, liabilities and businesses of Finnigan Corporation, which conducts the Company's mass spectrometry and gas chromatography businesses, and Thermo Separation Products Inc., which conducts the Company's liquid chromatography business. Unless the context requires otherwise, references herein to the Company refer to ThermoQuest Corporation and its subsidiaries and to the predecessor businesses as conducted by Thermo Instrument, including acquired businesses from their dates of acquisition. The Company's principal executive offices are located at 355 River Oaks Parkway, San Jose, California 95134 and its telephone number is (408) 577-1053.

                              SELLING SHAREHOLDERS

             The following table shows the names of the Selling Shareholders, the number of shares of the Company's common stock each owned prior to this offering, the number of shares that may be offered by each of them pursuant to this Prospectus and the number of Shares each will own after completion of the offering assuming all of the Shares being offered hereby are sold.

                                     Shares of
                                    Common Stock   Shares   Shares Owned
                                  Owned Prior to    Being      after
           Selling Shareholder      the Offering   Offered   Completion
           -------------------      ------------   -------
                                        (1)                    of the
                                        ---                    ------
                                                              Offering
                                                              --------


        W.H.I. Growth Fund, L.P.         0         45,000        0
        Pittway Corp. Pension            0         26,300        0
        Plan



                                        5
PAGE

        AptarGroup, Inc. Master          0          3,700        0
        Pension Trust

        Roxanne H. Frank Trust           0         20,000        0
        Harris Foundation                0         15,000        0
        Irving Harris Foundation         0          5,000        0
        A

        Irving Harris Foundation         0          5,000        0
        B
        Couderay Partners                0         20,000        0
        Harris Family Trust              0          6,000        0

        Evelyn Nathanson Trust           0          4,000        0
        Acorn Fund                     58,900      170,000     58,900
        Oregon State Treasury            0         30,000        0

        Leonard E. Schuster              0         15,000        0
        Michael Klebanoff                0         10,000        0
        James D. Dunning, Jr.            0         15,000        0

        Frank Argano                     0         20,000        0
        G.B. Harvey                      0         15,000        0

        Donald J. Donahue                0         15,000        0
        Starfin International            0          5,000        0
        J. Bryan                         0         20,000        0

        Y. Moser                         0         20,000        0
        Target Investors                 0         15,000        0
        Bankers Trust Co. as             0         126,000       0
        Trustee for Chrysler
           Employee #1 Pension
        Plan U/A dated
           4/1/89

        State Street Bank as             0         72,000        0
        Custodian for General
           Electric Pension Trust
        Mellon Bank N.A. as              0         21,000        0
        Trustee for NYNEX
           Master Pension Trust
        dated 1/1/84












                                        6
PAGE

                                     Shares of
                                    Common Stock   Shares   Shares Owned
                                  Owned Prior to    Being      after
           Selling Shareholder      the Offering   Offered   Completion
           -------------------      ------------   -------
                                        (1)                    of the
                                        ---                    ------
                                                              Offering
                                                              --------


        Chase Manhattan Bank,            0         81,000        0
        N.A. as Trustee for
           IBM Corp. Retirement
        Plan Trust dated
           12/18/45
        WPG Tudor Fund                 13,000      50,000      13,000
        WPG Growth Fund                  0         25,000        0

        Spelman College                  0          5,000        0
        Julliard School Endowment        0          5,000        0
        Minnesota State Board of         0         50,000        0
        Investment

        GTE Service Corporation          0         50,000        0
        Allied-Signal Inc.               0         15,000        0
        Craig Drill Capital L.P.         0         133,000       0

        Heritage Small Cap Fund          0         50,000        0
        Comdisco Foundation              0         20,000        0
        Michael D. Mintz Trust           0         10,000        0
        U/A dated 8/12/92

        Nanette Scofield                 0         10,000        0
        Andrew L. Turner, Trustee        0         10,000        0
        U/A
           dated 6/24/88

        Thermo Opportunity Fund        38,700      15,000      38,700
        UBS Aarau                        0          3,500        0
        Peter E. Waelli                  0          5,000        0

        GESICO International Ltd.        0         50,000        0
        Bank Julius Baer & Co.           0         27,000        0
        Ltd., Zurich
        Henry Schroder Bank AG         20,000      30,000      20,000

        Credit Suisse First            25,000      25,000      25,000
        Boston, Zurich
        Les Fils Dreyfus & Cie,          0         20,000        0
        S.A., Banquiers
        Clariden Bank                    0         10,000        0

        Lehman Brothers Inc.             0         100,000       0
        Seligman Frontier Fund,          0         250,000       0
        Inc.


                                        7
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






             The Shares are being registered to permit pubic secondary trading of the Shares from time to time by the Selling Shareholders. The Shares were originally acquired by the Selling Shareholders from the Company in a private placement of securities on March 24, 1997. In connection with such acquisition, the Company agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Sale of Shares." The Company intends to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholders.

                                 SALE OF SHARES

             The Company will not receive any of the proceeds from this offering. The Shares offered hereby may be sold from time to time by or for the account of any of the Selling Shareholders or by their pledgees, donees, distributees or transferees or other successors in interest to the Selling Shareholders. The Shares may be sold hereunder directly to purchasers by the Selling Shareholders in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; through block trades in which the broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal; transactions in which a broker or dealer purchases as principal for resale for its own account; or through underwriters or agents. The Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of the Shares. Each Selling Shareholder will be responsible for payment of any and all commissions to brokers.

             The aggregate proceeds to any Selling Shareholder from the sale of the Shares offered by a Selling Shareholder hereby will be the purchase price of such Shares less any broker's commissions.

             In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdiction only through registered or licensed brokers or

                                        8
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





        dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

             Any Selling Shareholder and any broker-dealer, agent or underwriter that participates with the Selling Shareholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (a) The Company's Annual Report on Form 10-K for the year ended December 28, 1996; and

             (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

             All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.






                                  LEGAL MATTERS

             Certain legal matters relating to the Shares offered hereby have been passed upon for the Company by Seth H. Hoogasian, General Counsel of Thermo Electron, Thermo Instrument and the Company. Mr. Hoogasian owns or has the right to acquire through exercise of stock options 6,000 shares of Common Stock, 16,737 shares of common stock of Thermo Instrument and 107,558 shares of common stock of Thermo Electron.

                                        9
PAGE

                                     EXPERTS

             The financial statements of the Company incorporated in this Prospectus and the financial statement schedules incorporated in the Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 28, 1996 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein and therein in reliance upon the authority of said firm as experts in giving said reports.










































                                       10
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





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 14.  Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated, except the Securities and Exchange Commission registration fee.

                                                           Amount
                                                           ------

             Securities and Exchange Commission         $7,804.18
             registration fee  .........................
             Legal fees and expenses  ..................    5,000.00
             Accounting fees and expenses  .............    5,000.00

             Miscellaneous  ............................      195.82
                  Total  ...............................  $18,000.00

        Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo Electron Corporation has an insurance policy which insures the officers and directors of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

        Item 16.  Exhibits.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

        Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:




                                     II - 7
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





                   (1) To file,  during any  period  in which  offers  or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect  in the  prospectus any  facts  or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)     To include any material information with
                            respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       p  rovided, however,   that paragraphs  (a)(1)(i) and
                       (a)(1)(ii)  do  not  apply  if  the   registration
                       statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is
                       contained  in  periodic   reports  filed  by   the
                       Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                     II - 8
PAGE

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4)  If the registrant is a foreign private issuer,  to
                       file   a   post-effective    amendment   to    the
                       registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout
                       a continuous offering.   Financial statements  and
                       information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided , that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                       (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to
                       include  financial   statements  and   information
                       required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the

                                     II - 9
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





        event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











































                                     II - 10
PAGE

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 1st day of April, 1997.

                                      THERMOQUEST CORPORATION


                                      By:  /s/ Dr. Richard W.K. Chapman
                                         --------------------------------

                                            Dr. Richard W.K. Chapman
                                            President and Chief Executive
                                            Officer

                                POWER OF ATTORNEY

             Each of the undersigned Directors and Officers of ThermoQuest Corporation hereby appoints John N. Hatsopoulos, Paul
        F. Kelleher, Jonathan W. Painter, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of  1933,
        this  Registration  Statement  has  been  signed  below  by   the
        following persons in the capacities and on the dates indicated:

         /s/  Dr. Richard W.K. Chapman President and Chief April 1, 1997
        ------------------------------
        Dr. Richard W.K. Chapman       Executive Officer

        /s/  John N. Hatsopoulos       Vice President
        -------------------------------
        John N. Hatsopoulos           (Chief Finan-
                                      cial Officer)       April 1, 1997





                                     II - 11
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





        /s/  Paul F. Kelleher         Chief Accounting
        ------------------------------
        Paul F. Kelleher              Officer             April 1, 1997

        /s/  Arvin H. Smith            Chairman of the
        -------------------------------
        Arvin H. Smith                 Board and Director April 1, 1997

        /s/  Dr. George N. Hatsopoulos  Director          April 1, 1997
        --------------------------------
        Dr. George N. Hatsopoulos

        /s/  Frank Jungers              Director          April 1, 1997
        --------------------------------
        Frank Jungers

        /s/  Anthony J. Pellegrino      Director          April 1, 1997
        --------------------------------
        Anthony J. Pellegrino

                                        Director          April 1, 1997
        -----------------------
        Dr. Michael E. Porter






































                                     II - 12
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






                                  EXHIBIT INDEX


        Exhibit                                              Sequential
        Number         Description of Exhibit                Page No.
        ------         ----------------------                --------

             4 Specimen Common Stock Certificate (incorporated by reference from the corresponding exhibit to the Registrant's Registration Statement on Form S-1
                        (Commission File No. 333-00276))

             5         Opinion of Seth H. Hoogasian, Esq.

            23.1       Consent of Arthur Andersen LLP

            23.2       Consent of Seth H. Hoogasian, Esq. (included in
                       Exhibit 5)

            24         Power of Attorney (See Signature Page)


        -----------------------










        AA970800047